 Exhibit 10. (ii)(15)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

SEARS, ROEBUCK AND CO.

DEFERRED COMPENSATION PLAN

AS AMENDED AND RESTATED TO

December 13, 2000

ARTICLE I

DESIGNATION OF PLAN AND DEFINITIONS

1.1 Title

This Plan shall be known as the "Sears, Roebuck and Co. Deferred Compensation Plan" and shall become effective for Compensation received on and after January 1, 1987. This document constitutes an amendment and restatement of the Plan, effective December 13, 2000.

1.2 Definitions

As used herein, the terms below shall have the following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

a.    "Accounts" shall mean Deferred Compensation Accounts.

b.    "Annual Bonus" shall mean an award payable under the Sears, Roebuck and Co. Annual Incentive Plan.

c.    "Annual Bonus Election Date" shall mean, for any Fiscal Year, November 30 of such Fiscal Year (or such other date as selected by the Committee or its appointed representative, provided that the Committee or its appointed representative shall not select any such other date with respect to a Fiscal Year unless the date, (1) is the same date for all Eligible Employees and (2) is no later than the last day of the Fiscal Year or such earlier date as the Committee or its appointed representative determines is necessary to be satisfied that, for income tax purposes, no Participant may be in constructive receipt of any Compensation deferred under this Plan.

d.    "Base Salary" shall mean the base salary payable to an employee of a Participating Employer, by the Participating Employer, in cash.

e.    "Beneficiary" or "Contingent Beneficiary" (collectively, "Beneficiary" or "Beneficiaries") shall mean the person or persons last designated in writing by the Participant to the Committee, in accordance with Section 8.4 of this Plan.

f.    "Board" shall mean the Board of Directors of the Company.

g.    "Code" shall mean the Internal Revenue Code of 1986, as amended.

h.    "Committee" shall mean the Administrative Committee for Sears Benefit Plans established by the Board of Directors on August 14, 1996.

i.    "Common Shares" shall have the same meaning as set forth in Section 4.3(h).

j.    "Common Shares Vesting Date" shall mean, for any Vested Common Share Compensation, the date on which the Vested Common Share Compensation arises because of the lapse of the Section 83 Restrictions on Restricted Common Shares.

k.    "Company" shall mean Sears, Roebuck and Co. and all consolidated subsidiaries thereof.

l.    "Company Stock Option" shall mean any option to acquire Common Shares granted under a stock plan of the Company by a Participating Employer to an Eligible Employee for services rendered, but only if (1) the Eligible Employee is (i) a member of the Corporate Strategic Leadership Team (or the successor to such group) or any other group designated by the Committee for purposes of this definition or (ii) designated by the Committee for purposes of this definition and (2) the stock option grant specifically provides for option gain deferral under the terms of this Plan.

m.    "Compensation" shall mean Base Salary, Annual Bonuses, LTIP Awards, Stock Option Gain Compensation, Vested Common Share Compensation and Other Compensation; provided, however, that notwithstanding any other provision of this Plan, (1) none of Base Salary, Annual Bonuses, LTIP Awards, Vested Common Share Compensation or Other Compensation may include any stock option, compensation paid in the form of one or more stock options or compensation related to a stock option and (2) Compensation shall only include any stock option, compensation paid in the form of one or more stock options or compensation related to a stock option if it is Stock Option Gain Compensation.

n.    "Deferred Compensation Account" shall mean the balance of all Compensation deferred by a Participant, plus all interest, Dividend Equivalents and other amounts accrued pursuant to Article IV of the Plan.

o.    "Dividend Equivalent" shall have the same meaning as set forth in Section 4.3(h) of this Plan.

p.    "Eligible Employee" shall mean any Employee who, at the time his/her election to defer is filed in accordance with the terms of the Plan, is eligible to be selected as a Participant under Article II of this Plan.

q.    "Employee" shall mean any regular employee of the Company who is actively performing services for the Company on a full time basis or is receiving short term or long term disability benefits.

r.    "Equity Swap" shall mean any plan, contract, authorization or arrangement of the Company that allows an employee of the Company to elect to receive all or any portion of an Annual Bonus or LTIP Award (plus, in some situations, a premium) in Common Shares, a portion of which may be Restricted Common Shares, subject to Section 83 Restrictions. "Equity Swap Common Shares" refers to the Common Shares received pursuant to an Equity Swap election (including any Restricted Common Shares received pursuant to such Equity Swap election). A "Deferred Equity Swap" refers to an election to defer under Section 2.4 (e) of this Plan, as Common Share Units (described at Section 4.3 (e)), the Equity Swap Common Shares the individual would have otherwise received in the absence of a deferral election hereunder.

s.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

t.    "Fair Market Value" shall have the same meaning as set forth in Section 4.3(h).

u.    "Fiscal Year" shall mean the fiscal year of the Company for accounting and federal income tax purposes.

v.    "Hardship" shall mean severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved-

                        (i)    through reimbursement or compensation by insurance or otherwise,

                        (ii)    by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

                        (iii)    by cessation of deferrals under the Plan.

Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

w.    "LTIP" shall mean the Sears, Roebuck and Co. Long-Term Incentive Compensation Plan.

x.    "LTIP Award" shall mean an award payable under the LTIP (including Common Shares payable pursuant to the LTIP).

y.    "LTIP Award Election Date" shall mean, for any LTIP cycle, November 30 of the last Fiscal Year of the LTIP cycle (or such other date as selected by the Committee or its appointed representative, provided that the Committee or its appointed representative shall not select any such other date with respect to any LTIP cycle unless the date, (1) is the same date for all Eligible Employees and (2) is no later than the last day of the LTIP cycle or such earlier date as the Committee or its appointed representative determines is necessary to be satisfied that, for income tax purposes, no Participant may be in constructive receipt of any Compensation deferred under this Plan).

z.    "Other Compensation" shall mean compensation that is not Base Salary, an Annual Bonus, an LTIP Award, Stock Option Gain Compensation or Vested Common Share Compensation, but is (i) a special bonus or other compensation, in each case payable in cash or equity securities of the Company by a Participating Employer to an employee for services rendered or (ii) any other compensation payable for services rendered as may be designated by the Board, an Unaffiliated Director Committee or, as pertaining only to Participants who are not Section 16(a) Participants, the Committee.

aa.    "Participant" shall mean an Eligible Employee participating in the Plan in accordance with Article II hereof.

bb.    "Participating Employer" shall mean the Company, or any Subsidiary which adopts this Plan in accordance with Section 2.2 hereof.

cc.    "Plan" shall mean this Sears, Roebuck and Co. Deferred Compensation Plan as set forth herein, and as amended from time to time in accordance with Article VII hereof.

dd.    "Plan Year" shall mean the calendar year.

ee.    "Restricted Common Shares" shall mean Common Shares subject to Section 83 Restrictions that have not yet lapsed and that are received by an Employee (1) as a special bonus or other compensation for services rendered to the Participating Employer or (2) because of the Employee's Equity Swap election with respect to an Annual Bonus or an LTIP Award.

ff.    "Section 16(a) Participants" shall mean Participants who are required to file reports under Section 16(a) of the Exchange Act.

gg.    "Section 83 Restrictions" shall mean restrictions that (1) prevent the Common Shares to which they are attached from being transferable or (2) cause the Common Shares to which they are attached to be subject to a substantial risk of forfeiture, in each case as defined by Section 83(c) of the Code.

hh.    "Separation from Service" shall mean the termination of a Participant's employment with the Company for any reason whatsoever, including retirement, resignation, dismissal and death.

ii.    "Stock Option Gain Compensation" shall mean the excess of the Fair Market Value on the exercise date of the Common Shares acquired from the exercise of a Company Stock Option by an Eligible Employee over the exercise price of the Company Stock Option. Notwithstanding any other provision in this Plan, any stock option, compensation paid in the form of one or more stock options or compensation related to a stock option (1) shall only constitute Compensation if it is Stock Option Gain Compensation and (2) shall not constitute any other type of Compensation.

jj.    "Stock Option Gain Compensation Election Date" shall mean, with respect to any acquisition of Common Shares pursuant to the exercise of a Company Stock Option, the date two calendar months prior to the date the Eligible Employee acquires the Common Shares by exercising the Company Stock Option (or such other date as selected by the Committee or its appointed representative, provided that the Committee or its appointed representative shall not select any such other date for acquisitions of Common Shares in a Plan Year unless the date, (1) is the same date for all Eligible Employees and (2) is, for any acquisition of Common Shares in the Plan Year, no later than the date the Company Stock Option is exercised with respect to those Common Shares, or such earlier date as the Committee or its appointed representative determines is necessary to be satisfied that, for income tax purposes, no Participant may be in constructive receipt of any Compensation deferred under this Plan).

kk.    "Subaccount" shall have the same meaning as set forth in Section 4.3(h) of this Plan.

ll.    "Subsidiary" shall mean any corporation, partnership, limited liability company or other entity at least 50 percent of the equity securities or voting power of which are owned directly or indirectly by the Company.

mm.    "Transfer" shall mean a change in a Participant's employment from a Participating Employer to a Subsidiary which is not a Participating Employer.

nn.    "Unaffiliated Director Committee" shall mean a committee of the Board that is composed solely of two or more non-employee directors, as that term is defined in Rule 16b-3 promulgated under the Exchange Act.

oo.    "Vested Common Share Compensation" shall mean compensation that an Employee receives in the form of Common Shares when, and if, the Section 83 Restrictions on any Restricted Common Shares lapse (including Restricted Common Shares that are transferred to the Employee pursuant to an Equity Swap election, and excluding Restricted Common Shares a Participant would have received but for a Deferred Equity Swap election).

pp.    "Vested Common Share Compensation Election Date" shall mean, with respect to any Vested Common Share Compensation, the date two months prior to the Common Shares Vesting Date (or such other date as selected by the Committee or its appointed representative, provided that the Committee or its appointed representative shall not select any such other date for Vested Common Share Compensation potentially to be received in a Plan Year unless the date, (1) is the same date for all Eligible Employees and (2) is, for any Vested Common Share Compensation, no later than the Common Shares Vesting Date, or such earlier date as the Committee or its appointed representative determines is necessary to be satisfied that, for income tax purposes, no Participant may be in constructive receipt of any Compensation deferred under this Plan).

ARTICLE II

PARTICIPATION

2.1 Eligibility

(a) All Employees who are designated by the Board from time to time as "executive officers" for the purposes of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder, shall be Eligible Employees and may be Participants for the next Plan Year.

(b) Unless the Committee designates otherwise, all other key officers and Employees who are expected to have Compensation and such other items of income as the Committee shall determine, of over the amount fixed from time to time by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code, for services rendered in the next Plan Year (or, with respect to Compensation that is for services rendered in a Fiscal Year, in the Fiscal Year that ends nearest to the end of the next Plan Year), shall be Eligible Employees and may be Participants for the next Plan Year. The Committee may change the requirements in this Section 2.1 for eligibility, provided, however, that the Committee shall not decrease said income eligibility requirement.

2.2 Participating Employers

Any Subsidiary, with the approval of the Company, may adopt this Plan for its Eligible Employees.

2.3 Notice of Eligibility

The Committee or its appointed representative shall notify each Eligible Employee no later than 30 days prior to the first business day of any Plan Year or as soon thereafter as practicable, that he/she is entitled to become a Participant in the Plan for such Plan Year.

2.4 Participation Election

An Eligible Employee shall be a Participant in the Plan for any Plan Year if he/she elects to defer any Compensation for the Plan Year (or, with respect to Compensation that is for services rendered in a Fiscal Year, the Fiscal Year that ends nearest to the end of the Plan Year) in accordance with the procedures set forth in one or more of paragraphs (a) through (f) below (subject to the limitations and conditions set forth in this Section 2.4 and in Sections 2.6 and 3.1 hereof):

(a)    Base Salary. Each Eligible Employee shall give written notice to the Committee or its appointed representative of his/her election to defer Base Salary expected to be earned by and otherwise payable to him/her in any Plan Year, no later than the last business day of the preceding Plan Year. Such notice shall specify the deferral percentage to be deferred of the Base Salary which would be expected to be earned by and otherwise payable to him/her in the upcoming Plan Year, as set forth in Section 3.1 of the Plan. If an Eligible Employee fails to give such written notice of election by the last business day of the preceding Plan Year, such failure will be deemed an election not to defer Base Salary earned by and payable to him/her in such upcoming Plan Year. A Participant (or Eligible Employee) may make changes in the deferral election for (or election not to defer) Base Salary expected to be earned by or otherwise payable to him/her for the remainder of a Plan Year starting with Base Salary expected to be earned by and otherwise payable to him/her in the pay period following the receipt by the Committee or its appointed representative of written notice of such change; provided, however, that notwithstanding the foregoing, the Committee and its appointed representative shall only allow one change in Base Salary deferral election per Plan Year quarter for each Participant, unless the Committee or its appointed representative notifies Participants that more frequent changes are to be permitted.

(b)    Annual Bonus. Each Eligible Employee shall give written notice to the Committee or its appointed representative of his/her election to defer all or any portion of the Annual Bonus expected to be payable to him/her for services rendered in the Fiscal Year that ends nearest to the end of any Plan Year, no later than the Annual Bonus Election Date. Such notice shall specify the deferral percentage or amount to be deferred of the Annual Bonus which would otherwise be expected to be payable to him/her for services rendered in the Fiscal Year, as set forth in Section 3.1 of the Plan. If an Eligible Employee fails to give such written notice of election by the Annual Bonus Election Date, such failure will be deemed an election not to defer any Annual Bonus payable to him/her for services rendered in the Fiscal Year. A Participant may make changes in his/her previously made deferral election for an Annual Bonus otherwise expected to be payable to him/her for services rendered in the Fiscal Year up to and including the Annual Bonus Election Date.

(c)    LTIP Award. Each Eligible Employee shall give written notice to the Committee or its appointed representative of his/her election to defer the LTIP Award (or portion of any LTIP Award) expected to be payable to him/her for services rendered in the Fiscal Years of an LTIP cycle that end nearest to the end of each Plan Year in an LTIP cycle, no later than the LTIP Award Election Date. Such notice shall specify the deferral percentage or amount to be deferred of the LTIP Award which would otherwise be expected to be payable to him/her for services rendered in the LTIP cycle, as set forth in Section 3.1 of the Plan. If an Eligible Employee fails to give such written notice of election by the LTIP Award Election Date, such failure will be deemed an election not to defer any LTIP Award payable to him/her for services rendered in the LTIP cycle. A Participant may make changes in his/her previously made deferral election for an LTIP Award otherwise expected to be payable to him/her for services rendered in an LTIP cycle up to and including the LTIP Award Election Date. Notwithstanding any of the foregoing, for LTIP cycles beginning with the 1999-2001 cycle, any Eligible Employee's deferral election (or change in deferral election) with respect to an LTIP Award must be made for the entire LTIP cycle, except to the extent that the person is not an Eligible Employee for the entire LTIP cycle. The deferral election (or change in deferral election) of a person who is not an Eligible Employee for the entire LTIP cycle shall be effective only for the Fiscal Years of the LTIP cycle that end nearest to the end of the Plan Years in which he/she is an Eligible Employee.

(d)    Stock Option Gain Compensation. Each Eligible Employee shall give written notice to the Committee or its appointed representative of his/her election to defer his/her Stock Option Gain Compensation related to any Common Shares he/she may acquire pursuant to any Company Stock Option no later than the Stock Option Gain Compensation Election Date for that acquisition of Common Shares. Such notice shall specify the number of Common Shares and the Company Stock Option(s) to which it is applicable. If an Eligible Employee fails to give such written notice of election by the Stock Option Gain Compensation Election Date for any acquisition of Common Shares, such failure will be deemed an election not to defer the Stock Option Gain Compensation related to those Common Shares. Any deferral election with respect to Stock Option Gain Compensation is irrevocable in the event that the Eligible Employee actually exercises the Company Stock Option to which the election relates. If an Eligible Employee makes a deferral election with respect to any Company Stock Option, he/she is prohibited from exercising that Company Stock Option until the date two calendar months after the election date (or such other date as selected by the Committee or its appointed representative, the selection of which shall be subject to the same proviso as set forth in the parenthetical of Section 1.2(jj)).

(e)    Deferred Equity Swap. Each Eligible Employee shall give written notice to the Committee or its appointed representative of his/her election to defer (in the form of a Deferred Equity Swap) all or any portion of the Eligible Employee's Equity Swap Common Shares otherwise payable to him/her for services rendered pursuant to an Equity Swap with respect to an Annual Bonus or LTIP Award, no later than the Annual Bonus Election Date or LTIP Award Election Date, as applicable. Such notice shall specify the deferral percentage or amount of the Equity Swap Common Shares to be deferred that would otherwise be expected to be payable to him/her for services rendered in the Fiscal Year (or LTIP Cycle as applicable), as set forth in Section 3.1 of the Plan. If an Eligible Employee fails to give such written notice of election by the Annual Bonus Election Date, or LTIP Award Election Date as applicable, such failure will be deemed an election not to make a Deferred Equity Swap with respect to amounts otherwise payable to him for services rendered in such Fiscal year or LTIP Cycle, as applicable. A Participant may make changes in his/her previously made Deferred Equity Swap election no later than the Annual Bonus Election Date or LTIP Award Election Date, as applicable.

(f)    Vested Common Share Compensation. Each Eligible Employee shall give written notice to the Committee or its appointed representative, of his/her election to defer the Vested Common Share Compensation he/she may receive no later than the Vested Common Share Compensation Election Date. Such notice shall specify the Restricted Common Shares and the Common Shares Vesting Date(s) that are related to the Vested Common Share Compensation to be deferred. If an Eligible Employee fails to give such written notice of election by the Vested Common Share Compensation Election Date for any Vested Common Share Compensation, such failure will be deemed an election not to defer that Vested Common Share Compensation. Any deferral election with respect to Vested Common Share Compensation is irrevocable. It is understood that in the case of Restricted Common Shares received pursuant to an Equity Swap election made in connection with an Annual Bonus or an LTIP Award, an Eligible Employee may defer, in accordance with the provisions of this Section 2.4(f), the Vested Common Share Compensation, if any that he/she would otherwise receive with respect to those Restricted Common Shares.

(g)    Other Compensation. Each Eligible Employee shall give written notice to the Committee or its appointed representative, of his/her election to defer all or any portion of any type of Other Compensation on or before the date that is 20 business days prior to the date on which such Other Compensation would otherwise be payable to the Eligible Employee. Notwithstanding the foregoing, such notice of deferral election shall not become effective unless approved by the Committee or its appointed representative in a written notice to the Eligible Employee making the election, it being understood that the Committee or its appointed representative may reject the Eligible Employee's notice of deferral election only if the Committee or its appointed representative, in its sole discretion, determines that, for federal income tax purposes, the Eligible Employee may be in constructive receipt of the Other Compensation otherwise payable if the deferral election is approved. A Participant's deferral election shall specify the deferral percentages or amount to be deferred and the type of Other Compensation to be deferred, as set forth in Section 3.1 of the Plan. If an Eligible Employee fails to give such written notice of election or if the Committee or its appointed representative rejects an Eligible Employee's notice of election with respect to any Other Compensation, such failure or rejection will be deemed an election not to defer such Other Compensation. A Participant may not make changes in his/her previously made deferral election for any type of Other Compensation without the prior approval of the Committee or its appointed representative, which approval may be withheld if the Committee or its appointed representative, in its sole discretion, determines that, for federal income tax purposes, the Eligible Employee or any other Participant may be in constructive receipt of Compensation deferred under this Plan if the change in deferral election is approved.

2.5 Participation Election Forms

The Committee shall approve and make available to all Eligible Employees the forms (on paper and/or electronically) which shall be used by Eligible Employees to notify the Committee of their elections pursuant to Section 2.4 hereof to participate in the Plan. Such forms shall clearly delineate the deferral alternatives provided by the Plan, pursuant to Section 3.1 hereof.

2.6 Exercise of Company Stock Option

Notwithstanding any other provision of this Plan, the deferral of Stock Option Gain Compensation with respect to any Company Stock Option is conditioned on the Eligible Employee's use of the reload feature of the Company Stock Option and the attestation by the Eligible Employee of his/her current ownership of Company Common Shares having a Fair Market Value on the exercise date equal to the exercise price of the Company Stock Option.

ARTICLE III

DEFERRALS

3.1 Amount of Deferral

(a)    Pursuant to Section 2.4 hereof, a Section 16(a) Participant may elect to defer in whole number percentages or whole dollar terms, or a combination thereof, up to all of such person's Compensation for the Plan Year (or the Fiscal Year, as the case may be); provided, however, that a Participant may defer Base Salary only in whole number percentages; provided, further, that a Participant's deferral election with respect to any number of Common Shares related to a Company Stock Option shall apply to all of such person's Stock Option Gain Compensation with respect to that number of Common Shares first thereafter acquired pursuant to the exercise of such Company Stock Option; provided, further, that a Participant's deferral election with respect to the Vested Common Share Compensation related to any number of Restricted Common Shares and any Common Shares Vesting Date shall apply to all the Vested Common Share Compensation related to both that number of Restricted Common Shares and that Common Shares Vesting Date; provided, further, that any deferral election shall be subject to the limitations and conditions set forth in Section 2.4 and Section 2.6 hereof. Notwithstanding any other provision of this Plan, except in the case of deferrals of Base Salary, no deferral election with respect to any Compensation shall take effect unless, on the date the Compensation otherwise would be deferred, the amount of such type of Compensation otherwise to be deferred is at least $1000.

(b)    Any other Participant may, pursuant to Section 2.4 hereof, elect to defer in whole number percentages or whole dollar terms, or a combination thereof, up to all of such Participant's Compensation for the Plan Year (or the Fiscal Year, as the case may be); provided, however, that a Participant may defer Base Salary only in whole number percentages; provided, further, that a Participant's deferral election with respect to any number of Common Shares related to a Company Stock Option shall apply to all of such person's Stock Option Gain Compensation with respect to that number of Common Shares first thereafter acquired pursuant to the exercise of such Company Stock Option; provided, further, that a Participant's deferral election with respect to the Vested Common Share Compensation related to any number of Restricted Common Shares and any Common Shares Vesting Date shall apply to all the Vested Common Share Compensation related to both that number of Restricted Common Shares and that Common Shares Vesting Date; provided, further, that any deferral election shall be subject to the limitations and conditions set forth in Section 2.4 and Section 2.6 hereof.

3.2 Effective Date of Deferral

Compensation deferred shall be credited to a Participant's Account as set forth in Section 4.2.

3.3. Use of Amounts Deferred

Amounts credited to Deferred Compensation Accounts hereunder shall be a part of the general funds of the Company, shall be subject to all the risks of the Company's business, and may be deposited, invested or expended in any manner whatsoever by the Company.

ARTICLE IV

DEFERRED COMPENSATION ACCOUNTS AND VESTING

4.1 Establishment of Account

The Committee shall establish, by bookkeeping entry on the books of the Company, a Deferred Compensation Account for each Participant. Such Account shall be established as of the first day of the Plan Year for which the Eligible Employee first becomes a Participant.

4.2 Contributions to Account

(a)    Timing. The Committee shall cause deferred Compensation to be credited by bookkeeping entry to each Participant's Account on the following dates: (1) Base Salary deferred in accordance with Sections 2.4(a) and 3.1 shall be credited as of the first day of the month following the month containing the date on which such Compensation otherwise would have been payable to the Participant; (2) Annual Bonuses, LTIP Awards and Equity Swap Common Shares deferred in accordance with Section 2.4(b), (c) or (e) and Section 3.1 shall be credited as of the date on which such Annual Bonus, LTIP Awards, or Equity Swap Common Shares to which such deferrals relate otherwise would have been payable to the Participant; (3) Stock Option Gain Compensation deferred in accordance with Sections 2.4(d), 2.6 and 3.1 shall be fed as of the date the Participant exercises the Company Stock Option with respect to the Common Shares to which it relates; (4) Vested Common Share Compensation deferred in accordance with Sections 2.4(g) and 3.1 shall be credited as of the Common Shares Vesting Date and (5) Other Compensation deferred in accordance with Sections 2.4(g) and 3.1 shall be credited as of the date on which such Other Compensation otherwise would have been payable to the Participant.

(b)    Amount. The Committee shall cause deferred Compensation credited by bookkeeping entry to each Participant's Account on the above dates to be credited in the following amounts: (1) deferred Compensation that would have otherwise been payable in cash shall be credited in the amount of the cash Compensation that would have otherwise been payable; (2) Compensation deferred pursuant to Section 2.4(e) shall be credited in the amount of the Fair Market Value, on the date of credit, multiplied by the number of Equity Swap Common Shares deferred; (3) Compensation deferred pursuant to Section 2.4(f), shall be credited in the amount of the Fair Market Value, on the date of credit, multiplied by the number of Restricted Common Shares deferred; (4) deferred Compensation that would have been payable in equity securities of the Company that are not Common Shares or Restricted Common Shares shall be credited in the amount of the fair market value, on the date of credit, of the equity securities, as determined by the Committee or its appointed representative; and (5) Stock Option Gain Compensation that is deferred shall be credited in the amount of the Stock Option Gain Compensation.

4.3  Accrual of Interest, Dividend Equivalents and Other Amounts on Compensation Deferred

To each Subaccount shall be credited, as applicable, Compensation deferred, interest, Dividend Equivalents and other amounts as set forth in paragraphs (a) through (i) of this Section 4.3. Payments to the Participant shall be debited from the appropriate Subaccount on the date of payment and amounts transferred a Subaccount under the Plan shall be debited from the appropriate Subaccount on the date the transfer is effective pursuant to Section 4.3(g).

(a)    Subaccount #1 - Sears Roebuck Acceptance Corp. Commercial Paper Rate. Compensation deferred into Subaccount #1 shall be credited to the Subaccount on the same date or dates and in the same amount or amounts as the Participant's Account is credited as set forth in Section 4.2. Transfers to this Subaccount from another Subaccount shall be credited to the Subaccount on the effective date of the transfer as set forth in Section 4.3(g). Amounts credited to this Subaccount shall earn interest, compounded daily from the date of credit to the date of debit, at a rate equal to the SRAC rate and credited in accordance with procedures established by the Committee, but no less frequently than monthly. The SRAC Rate for each day in a month shall be equal to the previous month's monthly average per annum cost of commercial paper or the equivalent issued and reported by Sears Roebuck Acceptance Corp. ("SRAC") as converted into a daily rate.

(b)    Subaccount #2 - Common Share Units. Compensation deferred into Subaccount #2 shall be credited to the Subaccount on the same date or dates and in the same amount or amounts as the Participant's Account is credited as set forth in Section 4.2. Transfers to this Subaccount from another Subaccount shall be credited to the Subaccount on the effective date of the transfer as set forth in Section 4.3(g), except for mandatory transfers from Subaccount #5, which shall be credited to the Subaccount on the same date as provided in Section 4.3(e). Amounts credited to this Subaccount (other than Common Share Units transferred from Subaccount #5) shall be converted into a number of Common Share Units on the date credited to the Subaccount by dividing the Compensation deferred or amount transferred from another Subaccount by the Fair Market Value on the day immediately preceding such date. If Common Share Units exist in a Participant's Subaccount [which are indexed under Subaccount #2] on a dividend record date for the Company's Common Shares, Dividend Equivalents shall be credited to the Participant's Subaccount on the related dividend payment date in an amount equal to the number of Common Share Units credited to Subaccount #2 on the dividend record date, multiplied by the dividend per common share declared on such record date, and shall be converted into the number of Common Share Units which could be purchased with the amount of Dividend Equivalents so credited by dividing such Dividend Equivalents by the Fair Market Value on the day immediately preceding the payment date of such dividends. In the case of a transfer from Subaccount #2 to another Subaccount the number of Common Share Units debited shall equal the dollar amount to be transferred, divided by the Fair Market Value on the date immediately preceding the date of transfer.

In the event of any change in the Company's Common Shares outstanding, by reason of any stock split or dividend, recapitalization, merger, consolidation, combination or exchange of stock or similar corporate change, the Committee shall make such equitable adjustments, if any, by reason of any such change, deemed appropriate in the number of Common Share Units credited to each Participant's Subaccount #2.

(c)    Subaccount #3 - Equity Index Subaccount. Compensation deferred into Subaccount #3 shall be credited to the Subaccount on the same date or dates and in the same amount or amounts as the Participant's Account is credited as set forth in Section 4.2. Transfers to this Subaccount from another Subaccount shall be credited to the Subaccount on the effective date of the transfer, as set forth in Section 4.3(g). Amounts credited to this Subaccount shall be adjusted, on each business day ("adjustment date"), from the date of credit to the date of debit, by a percentage factor based on the return (including dividends) of the Equity Index for the day preceding the applicable adjustment date. In the event that the Equity Index is not published for any date referred to above, the Equity Index for the closest day preceding such date for which such Index is published shall be used.

(d)    Subaccount #4 - Fixed Income Index Subaccount. Compensation deferred into Subaccount #4 shall be credited to the Subaccount on the same date or dates and in the same amount or amounts as the Participant's Account is credited as set forth in Section 4.2. Transfers to this Subaccount from another Subaccount shall be credited to the Subaccount on the effective date of the transfer as set forth in Section 4.3(g). Amounts credited to this Subaccount shall earn interest, compounded daily from the date of credit to the date of debit, at a rate equal to the Fixed Income Index Rate and credited in accordance with procedures established by the Committee, but no less frequently than monthly. The Fixed Income Index Rate for each day in a month shall be equal to the previous month's month-end return as converted into a daily rate.

(e)    Subaccount #5 - Deferred Equity Swap/Common Share Unit Account. If a Participant has made a Deferred Equity Swap election pursuant to Section 2.4(e), then the dollar amount of such Compensation shall be allocated to Subaccount #5 and to no other Subaccount, except as provided below. Compensation deferred into Subaccount #5 shall be credited to the Subaccount on the same date or dates and in the same amount or amounts as the Participant's Account is credited as set forth in Section 4.2.

Such Compensation shall be converted into Common Share Units, in the same manner as provided in Section 4.3(b), on the same date credited to the Subaccount. Dividend Equivalents shall be credited to, and equitable adjustments shall be made to, Subaccount #5 in the same manner as to Subaccount #2 as set forth in Section 4.3(b).

(1)    Common Share Units assigned to Subaccount #5 pursuant to a Deferred Equity Swap election and attributable to amounts that, in the absence of a deferral election, would otherwise have been payable as Restricted Common Shares shall be credited to Part A of Subaccount #5. Any event that would have caused a forfeiture of any such Restricted Common Shares shall cause a forfeiture of the Common Share Units under Subaccount #5 attributable to such Restricted Common Shares. On the date on which all Section 83 Restrictions would have lapsed with respect to Restricted Commons Shares to which Common Share Units are attributable, such Common Share Units shall be transferred to Subaccount #2, and all Dividend Equivalents (except for Dividend Equivalents accruing as of the close of business on such date) will cease to accrue on such Common Share Units and shall automatically be transferred into Subaccount #2 and thereafter shall be subject to all of the provisions of the Plan applicable to Subaccount #2, including provisions relating to transfers of amounts between Subaccount #2 and other Subaccounts and distributions.

(2)    Common Share Units assigned to Subaccount #5 pursuant to a Deferred Equity Swap election and attributable to amounts that, in the absence of a deferral election, would otherwise have been payable in Equity Swap Common Shares that are not Restricted Common Shares shall be assigned to Part B of Subaccount #5. On the date on which any such Equity Swap Common Shares would have become transferable by the Participant, the Common Share Units attributable to such Equity Swap Common Shares shall be transferred to Subaccount #2, and all Dividend Equivalents (except for Dividend Equivalents accruing as of the close of business on such date) will cease to accrue on such Common Share Units and shall automatically be transferred into Subaccount #2 and thereafter shall be subject to all of the provisions of the Plan applicable to Subaccount #2, including provisions relating to transfers of amounts between Subaccount #2 and other Subaccounts and distributions.

(f)    Subaccount #6 - Nondiversifiable Common Share Subaccount. Stock Option Gain Compensation and Vested Common Share Compensation deferred into Subaccount #6 shall be credited to the Subaccount on the same date or dates and in the same amount or amounts as the Participant's account is credited as set forth in Section 4.2. If a Participant has elected under this Plan to defer Stock Option Gain Compensation and/or Vested Common Share Compensation, then the dollar amount of such Compensation shall be allocated to Subaccount #6 and to no other Subaccount. The dollar amount of such Compensation shall be converted into Common Share Units on the date credited to the Subaccount in the same manner as provided in Section 4.3(b). Dividend Equivalents shall be credited to and equitable adjustments shall be made to Subaccount #6 in the same manner as to Subaccount #2 as set forth in Section 4.3(b).

(g)    Transfers between Subaccounts. Transfers among Subaccounts #1, #2, #3 and #4 may be made once each calendar month at the request of the Participant upon application to the Director of Executive Compensation of the Company (or any person succeeding to the functions previously performed by the Director of Executive Compensation of the Company, regardless of title), and shall be effective as of the first day of the calendar month subsequent to the month in which the Company receives such Participant's request to transfer. Notwithstanding the foregoing, (i) except for the mandatory transfer referred to in Section 4.3(e) above, no transfers shall be allowed to or from Subaccount #5 and (ii) no transfers shall be allowed to or from Subaccount #6.

With respect to a Section 16(a) Participant, in the case of:

(i) any election to transfer or withdraw from Subaccount #2 which occurs within six months after an election to transfer into Subaccount #2 or into another Equity Fund Account; and

(ii) any election to transfer into Subaccount #2 which occurs within six months after an election to transfer or withdraw from Subaccount #2 or from another Equity Fund Account,

 the second election shall not be effective for any purpose under this Plan, and the account of any such Section 16(a) Participant shall continue to reflect all balances and accruals as if such election had not been made. The Company is authorized to make any adjustments to a Section 16(a) Participant's account as may be necessary to give effect to the foregoing provision.

(h) The following definitions apply to this Section 4.3:

                1) "Common Share Unit" shall mean an amount of Compensation deferred which is converted into a unit or fraction of a unit for purposes of the Plan by dividing a dollar amount by the Fair Market Value of one of the Company's Common Shares.

                2) "Common Shares" shall mean the Company's common shares, par value $.75 per share.

                3) "Dividend Equivalent" shall mean an amount equal to the cash dividend paid on one of the Company's Common Shares credited to a Subaccount for each Common Share Unit credited to such Subaccount.

                4) "Equity Fund Account" shall mean an account for a Section 16(a) Participant maintained under a benefit plan of the Company, that contains a Company "equity security" within the meaning of the term "equity security of such issuer" in Rule 16a-1 under the Exchange Act.

                5) "Equity Index" shall mean the Standard & Poor's 500 Composite Stock Price Index which is a market value-weighted index consisting of 500 common stocks of large U.S. domiciled companies selected by Standard and Poor's Corporation ("S&P") through a detailed screening process starting on a macro-economic level and working toward a micro-economic level dealing with company specific information such as market value, industry group classification, capitalization and trading activity. S&P's primary objective for the S&P Index is to represent the segment of the U.S. equity securities markets consisting of large market capitalization stocks. However, companies are not selected by S&P for inclusion because they are expected to have superior stock price performance relative to the market in general or other stocks in particular.

                6) "Fair Market Value" shall mean the closing price of the Company's Common Shares as reported by the Wall Street Journal or other comparable source in a summary of composite transactions for stocks listed on the New York Stock Exchange.

                7) "Fixed Income Index" shall mean the Lehman Brothers Aggregate Bond Index, which is made up of the Lehman Government/Corporate Bond Index ("Bond Index"), the Lehman Mortgage-Backed Securities Index ("Mortgage-Backed Securities Index"), and the Lehman Asset-Backed Securities Index ("Asset-Backed Securities Index"). The Bond Index is a composite of all publicly issued, fixed rate, nonconvertible, domestic bonds. The issues are rated investment grade or higher by Moody's Investors Service, Inc., S&P, or Fitch Investors Service, Inc., in that order, have a minimum outstanding principal of $100 million for U.S. Government issues or $50 million for other bonds, and have a maturity of at least one year. The index is capitalization-weighted. The Mortgage-Backed Securities Index includes 15- and 30-year fixed rate securities backed by mortgage pools of the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, and the Federal National Mortgage Association. Graduated payment mortgages and balloon mortgages are included in the index; buydown, manufactured homes and graduated equity mortgages are not. The Asset-Backed Securities Index is composed of credit card, auto, and home equity loans. Included in the index are pass-through, bullet (noncallable), and controlled amortization structures; no subordination tranches are included. All securities have an average life of at least one year.

                8) "Subaccount" shall mean the portion of the balance in an Account reflecting the Compensation deferred and indexed, as specified by the Participant, against one of the indices set forth in Sections 4.3(a), (b), (c), (d), (e), (f), or (g) and the interest, Dividend Equivalents and other amounts credited thereto.

(i)    Each Participant may vary the choice of Subaccounts to which Compensation is credited by executing and delivering a notice to the Director of Executive Compensation of the Company at any time; provided, however, that (i) Equity Swap Common Shares deferred in accordance with Section 2.4(e) and Section 3.1 may be credited only to Subaccount #5 (until transferred to Subaccount #2 pursuant to the provisions of Section 4.3(e)) and (ii) Stock Option Gain Compensation and Vested Common Share Compensation may be credited only to Subaccount #6. Such election shall be implemented as soon as administratively practicable, but no later than with respect to Compensation payable on or after the first day of the month following the month in which such notice of election is received (and shall in no event apply to compensation payable on or before the date that the election is filed).

4.4 Vesting

A Participant shall be fully vested in his/her Deferred Compensation Account at all times, subject to Sections 3.3 and 8.2 and any potential forfeiture referred to in Section 4.3(e).

4.5 Participant Transfers

In the event of a Transfer, deferrals of Compensation under this Plan shall be discontinued as of the first day of the pay period during which the Transfer becomes effective, according to Company policy. The Participant's Account shall continue to be credited with interest, Dividend Equivalents and other amounts pursuant to Section 4.3 in the same manner as the Accounts of all other Participants, until such time as the Account is distributable pursuant to Article V. In the event such an Employee again becomes an Eligible Employee, he/she will be notified of his/her eligibility to become a Participant again in accordance with the procedure in Section 2.3 and may elect to become a Participant again in accordance with the procedure in Section 2.3 and may elect to become a Participant again in accordance with the procedure in Section 2.4.

4.6 Transfers of Liabilities From Another Plan

The Committee or the Board, in the sole discretion of either the Committee or the Board, may approve the transfer of benefit liabilities from another unfunded deferred compensation arrangement of the Company (the "Other Plan") to this Plan with respect to any individual who is an Eligible Employee, even if such individual has not elected to participate in the Plan in accordance with Section 2.4. If such individual is already a Participant, the balance of his/her Account under this Plan will be increased by the balance of his/her account(s) under the Other Plan as of the date of transfer. If the individual is not already a Participant, an Account will be established for him/her reflecting the balance of his/her account(s) under the Other Plan as of the date of transfer. Each individual who has an account balance from an Other Plan transferred to this Plan will be given the opportunity, prior to the date of transfer, to choose the Subaccount(s) to which the transferred amount will be credited under Section 4.3 and the timing and form of payment to be made under Section 5.4; provided, however, that the Board or Committee may eliminate the election with respect to any or all of the choice of Subaccounts, the timing of payment and/or the form of payment to the extent that the Other Plan provided the individual with the same options as the Plan with respect to the choice of Subaccounts, the timing of payment and/or the form of payment; provided, further, that the Board or Committee may designate the Subaccount(s) to which restricted property may be transferred; provided, further, that the Board or Committee may limit or prohibit transfers to Subaccounts #5 and #6. If an individual fails to make a timely election in accordance with the preceding sentence or to the extent the Board or the Committee eliminates an individual's election as provided in the previous sentence, the individual's balance in the Other Plan will be transferred to this Plan and allocated among the Subaccount(s) under this Plan in a manner that, in the judgment of the Company's Senior Vice President, Human Resources, or any other person performing similar functions, regardless of title (the "Senior Vice President, Human Resources"), most closely duplicates the subaccount(s) to which his/her balance was allocated under the Other Plan, and/or such individual will be deemed to have elected distribution in the form and/or at the time available under this Plan that in the judgment of the Senior Vice President, Human Resources, most closely matches his/her distribution election under the Other Plan. If the Senior Vice President, Human Resources, determines that this Plan does not have a comparable distribution option, the individual will be deemed to have elected distribution in a lump sum upon the Participant's Separation from Service. Once the balance from the Other Plan is transferred to this Plan, it will be governed by the same rules regarding accrual of interest, Dividend Equivalents and other amounts and the same rules regarding distributions, including the ability to make new elections, as any other deferrals under this Plan.

ARTICLE V

PAYMENTS

5.1 Events Causing Accounts to Become Distributable

A Participant's Account becomes distributable on the date on which any of the following occurs:

(a)        Separation from Service;

(b)        As to all of any portion of an Account, on a demonstration of Hardship by the Participant to the Committee or its appointed representative;

(c)        As to all or any portion of an Account, on a date certain occurring at any time subsequent to the date one month after the date on which the Committee receives a Participant's election form under this Section 5.1(c), as shall be irrevocably specified by the Participant; provided, however, that a Participant shall be permitted to make an election under this Section 5.1(c) only if the Participant agrees to forego all entitlement to, and to allow the Company to withhold and retain for its own use, an amount equal to 10 percent of the portion of the Account specified by the Participant to be distributed on the date certain.

(d)        As to all or any portion of an Account attributable to Compensation earned and deferred and interest, Dividend Equivalents and other amounts accrued thereon after the date on which the Committee receives a Participant's election form under this Section 5.1(d), on a date certain occurring at any time subsequent to the close of the Plan Year in which the Participant makes the election under this Section 5.1(d), as shall be irrevocably specified by the Participant; provided, however, that a Participant shall be permitted to make an election under this Section 5.1 (d) no more than one time per Plan Year and shall not be permitted to have more than one election under this Section 5.1 (d) outstanding at any time.
Any balance in the Participant's Account remaining after any payment under paragraph (b), (c) and/or paragraph (d), and any balance in the Account attributable to participation in the Plan in any year subsequent to the year in which a payout on such date(s) certain occurs, shall be paid to the Participant as provided in paragraph (a) above (except to the extent another payment is made under paragraph (b), (c) and/or (d)).

Notwithstanding any contrary election by a Participant, if any payment under this Section 5.1 would be made at a time when a Participant is a "covered employee" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and if such payment, together with other compensation payable to the Participant, could cause the Company to be limited by said Section 162(m) from claiming as a deduction the full amount of compensation payable to that Participant on any tax return, then the Company may require the payment to be deferred hereunder until the first date on which the Company can claim such deduction, unless further deferred as provided in this Section 5.1.

Notwithstanding anything herein to the contrary, any amount credited (at the time of the occurrence of an event described at paragraph (a), (b), (c) or (d) above) to Part A of Subaccount #5 of Section 4.3(e) shall in no event be distributable upon the occurrence of such event.

5.2 Notice of Account Payment and Commencement of Distribution

The Committee or its appointed representative shall notify a Participant or Beneficiary, as the case may be, that he/she is entitled to receive payment from an Account, no later than the first day of the month succeeding the date on which the Account becomes distributable, or as soon thereafter as practicable. Distribution of Account balances shall commence on the first day of the month following the date on which the Account becomes distributable, or as soon thereafter as practicable.

5.3 Form of Payment

(a) Payments of Account balances to a Participant from Subaccounts #1, #2, #3 and #4 shall be in cash; payments of Account balances to a Participant from Subaccount #6 shall be made in whole Common Shares. Payments of any amount credited to Part B of Subaccount #5 of Section 4.3(e) shall be made in whole Common Shares. Except as provided in paragraphs (c) and (d) of this Section 5.3 and Article VIII hereof, payments of Account balances to a Participant shall be in the form of one lump sum payment or periodic installment payments over a period of from 1 to 10 years (with at least one payment required during each year), at the election of the Participant; provided, that, at the election of the Participant, a lump sum payment distributable upon the Participant's Separation from Service may be delayed until any date within two years after the Participant's Separation from Service; provided, further, that, at the election of the Participant, payment of the first installment distributable upon the Participant's Separation from Service may be delayed until any date within one year after the Participant's Separation from Service; provided, further, that distributions because of an event described in one or more paragraphs (b), (c) or (d) of Section 5.1 shall be in a lump sum only, unless the Committee or its appointed representative notifies Participants otherwise.

(b) The following formula shall be used to determine each periodic installment payment to a Participant who has elected to receive installment payments:

(i) cash equal to:

remaining Account balance from Subaccounts #1, #2, #3 and #4 as of current payment date_______________
number of remaining payments, including the current one, as determined by the distribution election in effect for that installment plus

(ii) whole Common Shares equal to:

remaining number of Common Share Units from Part B of Subaccount #5 and Subaccount#6 as of current payment date________________
number of remaining payments, including the current one, as determined by the distribution election in effect for that installment

On the last payment date, in addition to the installment payment determined according to the above formula, the Participant shall receive cash in an amount equal to the fractional Common Share Units remaining in Part B of Subaccounts #(5) and Subaccount #6 after the application of the above formula for that date, multiplied by the Fair Market Value on such date. Periodic payments shall be made on the day payments commence pursuant to Section 5.1 (or as delayed under paragraph (a) of this Section 5.3) and on each date as specified in the Participant's written notice of form of payment described in Section 5.4. Interest, Dividend Equivalents and other amounts shall continue to accrue on the entire unpaid Account balance, as provided in Section 4.3.

(c) In the event of a Participant's death prior to full distribution of his/her Account, the remaining Account balance shall be paid in a lump-sum to the Beneficiary or Beneficiaries, according to the designation made by the Participant, as soon as practicable after a Participant's death, and shall accrue interest, Dividend Equivalents and other amounts, as provided in Section 4.3, until the account is completely distributed.

(d) Notwithstanding the provisions of paragraph (b) above, if the remaining unpaid Account balance is $5,000 or less on any date a periodic installment payment is to be made to a Participant, the payment shall be the remaining unpaid Account balance.

5.4 Distribution Election

(a)        Subject to this Article V, each Participant shall give written notice to the Committee of his/her desired form of payment at the time of his/her first participation election set forth in Section 2.4. Subject to this Article V (but notwithstanding any prior election under the first sentence of this Section 5.4(a) or Section 5.4(b) and notwithstanding paragraph (b) of this Section 5.4), any Participant desiring a distribution on the occurrence of an event described in paragraph (b), (c) or (d) of Section 5.1 shall give written notice to the Committee. Any written notice given under the second sentence of this Section 5.4(a) shall (1) supercede any prior notice by the Participant under this Section 5.4 with respect to the portion of his/her Account to which the subsequent written notice applies and (2) with respect to events described in paragraph (c) or (d) of Section 5.1, be irrevocable.

(b)        Each Participant may from time to time revise (subject to this Article V) the terms of distribution of the Participant's Account set forth in the notice he/she provided under the first sentence of Section 5.4(a) by submitting to the Committee a revised written notice of his/her desired form of payment by the day before the date of the Participant's Separation from Service; provided, however, that no revised written notice shall take effect until the later of (1) 20 business days following the date it is received by the Committee or its representative and (2) the calendar year following the date it is received by the Committee.

5.5 Distribution Election Form

The Committee shall approve and make available to all Participants a form (on paper and/or electronically) which shall be used by each Participant to notify the Committee under the first sentence of Section 5.4(a) of his/her desired form of payment or to notify the Committee under Section 5.4(b) of any revision to his/her desired form of payment. Such form shall clearly delineate the payment alternatives provided pursuant to Section 5.3 hereof. The Committee shall approve and make available to all Participants a form (on paper and/or electronically) which shall be used by any Participant to notify the Committee under the second sentence of Section 5.4(a) of an election to receive a distribution on the occurrence of an event described in paragraph (b), (c) or (d) of Section 5.1.

ARTICLE VI

ADMINISTRATION

6.1 General Administration; Rights and Duties

Subject to the express limitations of the Plan, the Committee, on behalf of the Participants, shall be charged with the general administration of the Plan and with the responsibility for carrying out its provisions, and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

(a) To construe and interpret the Plan;

(b) To compute the amount of benefits payable to Participants;

(c) To authorize all disbursements by the Company of Account balances pursuant to the Plan;

(d) To maintain all the necessary records for the administration of the Plan;

(e) To make and publish rules for the administration and interpretation of the Plan and the transaction of its business;

(f) To inform each Participant as soon as practicable after January 1 of each Plan Year, of the value of the Participant's Deferred Compensation Account as of the end of the previous Plan Year;

(g) To appoint (i) officers or Employees of the Company whom the Committee believes to be reliable and competent; and (ii) legal counsel (who may be Employees of the Company and Participants), independent accountants and other persons to assist the Committee in administering the Plan; and

(h) To conclusively determine, in its sole discretion, all questions arising under the Plan, including the power to determine the rights and eligibility of employees, Participants, and other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, and without limiting the generality of the foregoing, to interpret the provisions of the Plan to eliminate these ambiguities, inconsistencies or omissions, and such determination by the Committee shall be conclusive on all persons unless demonstrated to be incorrect to the satisfaction of the Committee.

The determination of the Committee as to any disputed question or controversy shall be conclusive.

Any member of the Committee may resign by delivering a written resignation to the Board.

ARTICLE VII

PLAN AMENDMENTS AND TERMINATION

7.1 Amendments

The Company shall have the right to amend this Plan from time to time by resolutions of the Board or by an Unaffiliated Director Committee or the Committee, and to amend or rescind any such amendments; provided, however, that no action under this Section 7.1 shall in any way reduce the amount of Compensation deferred or any interest, Dividend Equivalents or other amounts credited thereon, up to and including the end of the month in which such action is taken; provided, further, that Sections 1.2 (m) and 4.3(g), each as it pertains to Section 16 (a) Participants, and Sections 1.2(ff), 2.1 (a), 3.1 (a) and 4.3(h) may be amended only by the Board or by an Unaffiliated Director Committee. Interest, Dividend Equivalents and other amounts will continue to accrue as provided in Section 4.3. All such amendments shall be in writing and shall be effective as provided by the Board or the Committee, as the case may be, subject to the limitations in this Section 7.1. The Committee shall inform each Participant as soon as practicable following the enactment of any such amendment.

7.2 Termination of Plan

Although the Company expects that this Plan will continue indefinitely, continuance of this Plan is not a contractual or other obligation of the Company, and the Company expressly reserves its right to discontinue this Plan at any time by resolutions of the Board or the Compensation Committee of the Board, effective as provided in such resolutions. However, no such action shall in any way reduce the amount of Compensation deferred or any interest, Dividend Equivalents or other amounts credited thereon, up to and including the end of the month in which such action is taken. Interest, Dividend Equivalents and other amounts will continue to accrue as provided in Section 4.3.

ARTICLE VIII

MISCELLANEOUS

8.1 Notification to Committee

Any notification given by a Participant pursuant to this Plan shall be made in writing to the Committee or to such representative of the Committee as may be designated by it for such purpose, and shall be deemed to have been made or given on the date received by the Committee or such representative. To the extent permitted by the Committee or its appointed representative, any notification required to be provided in writing under this Plan may be provided electronically.

8.2 Participants' Employment

Participation in this Plan shall not give any Participant the right to be retained in the Company's employ or any right or interest other than as herein provided. No Participant or Employee shall have any right to any payment or benefit hereunder except to the extent provided in this Plan. The Company expressly reserves the right to dismiss any Participant without any liability for any claim against the Company, except to the extent expressly provided herein. This Plan shall create only a contractual obligation on the part of the Company and shall not be construed as creating a trust or other fiduciary relationship with Participants. Participants will have only the rights of general unsecured creditors of the Company with respect to Compensation deferred and interest, Dividend Equivalents and other amounts credited to their Accounts.

8.3 Other Plans

This Plan shall not affect the right of any Employee or Participant to participate in and receive benefits under and in accordance with the provisions of any other Company plans which are now or may hereafter be in existence.

8.4 Beneficiaries and Contingent Beneficiaries

Each Participant shall, by written notice to the Committee, designate one or more persons or entities (including a trust or trusts or his/her estate) to receive any balance in his/her Deferred Compensation Account payable to him/her under this Plan in the event of his/her death prior to full payment thereof. The Participant may also designate a person or persons as a Contingent Beneficiary or Contingent Beneficiaries who shall succeed to the rights of the person or persons originally designated as Beneficiary or Beneficiaries, in case the latter should die. He/she may from time to time change any designation of Beneficiary or Contingent Beneficiary so made, and the last written notice given by him/her to the Committee shall be controlling. In the event a Participant designates a person other than his/her spouse as Beneficiary of any interests under this Plan, the Participant's spouse shall sign a statement specifically approving such designation and authorizing the Committee to make payment of such interests in the manner provided in such designation. In the absence of such designation by the Participant, or in the absence of spousal approval and authorization as hereinabove provided, or in the event of the death prior to or simultaneous with the death of the Participant, of all Beneficiaries or Contingent Beneficiaries, as the case may be, to whom payments were to be made pursuant to a designation under this Section, and failing any other valid designation by the Participant, such payments or any balance thereof shall be paid to such Participant's legal representatives. In the event of the death, subsequent to the death of the Participant, of all Beneficiaries or Contingent Beneficiaries, as the case may be, to whom such payments were to be made or were being made pursuant to a designation under this Section, such payments or any balance thereof shall be paid to the legal representatives of such Beneficiaries or Contingent Beneficiaries.

8.5 Taxes

To the extent permitted by law, if the whole or any part of a Participant's Account shall become the subject of any estate, inheritance, income, employment or other tax which the Company shall legally be required to withhold and/or pay, the Company shall have full power and authority to pay such tax out of any monies or other property in its hands and charge such amounts paid against the Account of the Participant whose interest hereunder is subject to such taxes. Prior to making any such tax payment, the Company may require such releases or other documents from any lawful taxing authority as the Company shall deem necessary.

8.6 Benefits Not Assignable; Obligations Binding Upon Successors

Benefits under this Plan and rights to receive the amounts credited to the Account of a Participant shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, other than by operation of law, shall not be permitted or recognized, except in the case of qualified domestic relations orders that relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meet such other requirements, as may be imposed by Section 414(p) of the Code, the regulations issued thereunder, and such administrative procedures as are prepared by the Company. Obligations of the Company under this Plan shall be binding upon successors of the Company.

8.7 Illinois Law Governs; Saving Clause

The validity of this Plan or any of its provisions shall be construed and governed in all respects under and by the laws of the State of Illinois. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

8.8 Headings Not Part of Plan

Headings and subheadings in this Plan are inserted for reference only, and are not to be considered in the construction of the provisions hereof.

8.9 Mid-Year Participants

Notwithstanding Article III and Sections 4.5 and 5.4(a) and 5.5 of the Plan, any person who during a Plan Year (i) shall become eligible to participate in the LTIP and (ii) expects to have Compensation over the amount specified in Section 2.1(b) of the Plan for services rendered in such Plan Year (or, with respect to Compensation payable for a Fiscal Year, the Fiscal Year ending nearest the end of the Plan Year) ("Mid-Year Participants"), shall be an Eligible Employee and may be a Participant, with respect to the portion of the Plan Year beginning the day after the effective date of election or appointment, or eligibility to participate in the LTIP. The Director of Executive Compensation of the Company, or any other person performing similar functions, regardless of title, is directed to notify all persons who become Mid-Year Participants of their eligibility to participate in the Plan, as soon as practicable after their election or appointment or after they become eligible to participate in the LTIP. Each Mid-Year Participant shall give written notice to the Committee or its appointed representative, of his/her or her election to become a Participant in the Plan for the remainder of such Plan Year, on a form to be provided by the Company, by the relevant time or times provided in Section 2.4 or, if later, within 30 days of being notified of his/her or her eligibility. If a Mid-Year Participant fails to give such notice by the time provided in the foregoing sentence, such failure will be deemed an election not to become a Participant for the remainder of such Plan Year.